                           Offer to Purchase for Cash
                       19,218,735 Shares of Common Stock
                  (Including the Common Share Purchase Rights)
                                       of
                              CRAY RESEARCH, INC.
                                       at
                              $30.00 Net Per Share
                                       by
                           C ACQUISITION CORPORATION
                          a wholly owned subsidiary of
                             SILICON GRAPHICS, INC.

        THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
       12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, MARCH 27, 1996,
                         UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration are an Offer to Purchase, dated February 29, 1996 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by C Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware ("Purchaser") and wholly owned subsidiary of Silicon Graphics, Inc., a Delaware corporation ("Parent"), to purchase 19,218,735 shares of common stock, par value $1.00 per share (the "Shares"), of Cray Research, a corporation organized and existing under the laws of the State of Delaware (the "Company"), including the Common Share Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated May 15, 1989, between the Company and Norwest Bank Minnesota, N.A. (the "Rights Agreement"), at a price of $30.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which together constitute the "Offer"). All references herein to the Rights include all benefits which may inure to stockholders of the Company pursuant to the Rights Agreement, and unless the context requires otherwise, all references herein to Shares include the Rights.

    We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:

        1.  The tender price is $30.00 per Share, net to the seller in cash.

        2.  The Offer is being made for 19,218,735 Shares.

        3. The Board of Directors of the Company unanimously has determined that each of the Offer and the Merger is fair to, and in the best interests of, the stockholders of the Company, and recommends that stockholders accept the Offer and tender all of their Shares pursuant to the Offer.

        4. The Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, March 27, 1996, unless the Offer is extended.

        5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer at least the number of Shares that when added to the Shares already owned by Parent will constitute a majority of the then outstanding Shares on a fully diluted basis.

        6. Upon the terms and subject to the conditions of the Offer, if more than 19,218,735 Shares are validly tendered prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) and not withdrawn, Shares so tendered and not withdrawn will be accepted for payment on a PRO RATA basis as described in the Offer to Purchase.

        7. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Unterberg Harris L.P. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                       19,218,735 SHARES OF COMMON STOCK
                  (INCLUDING THE COMMON SHARE PURCHASE RIGHTS)
                                       of
                              CRAY RESEARCH, INC.
                                       by
                           C ACQUISITION CORPORATION
                          a wholly owned subsidiary of
                             SILICON GRAPHICS, INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 29, 1996, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by C Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware and wholly owned subsidiary of Silicon Graphics, Inc., a Delaware corporation, to purchase 19,218,735 Shares of common stock, par value $1.00 per share (the "Shares"), of Cray Research, Inc., a corporation organized and existing under the laws of the State of Delaware, including the Common Share Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated May 15, 1989, between the Company and Norwest Bank Minnesota, N.A. (the "Rights Agreement"). All references herein to the Rights include all benefits which may inure to stockholders of the Company pursuant to the Rights Agreement, and unless the context requires otherwise, all references herein to Shares include the Rights.

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:
----------------------------, 199
--                                                      SIGN HERE

                         Number of
                 Shares
                                        ----------------------------------------
                           to be
               Tendered:
----------------------------------------
                                        ----------------------------------------
                Shares*                        SIGNATURE(S) OF HOLDER(S)

                                        Name(s) of Holder(s):

                                        ----------------------------------------
                                                  PLEASE TYPE OR PRINT

                                        ----------------------------------------
                                                        ADDRESS

                                        ----------------------------------------
                                                        ZIP CODE

                                        ----------------------------------------
                                             AREA CODE AND TELEPHONE NUMBER

                                        ----------------------------------------
                                           TAXPAYER IDENTIFICATION OR SOCIAL
                                                    SECURITY NUMBER

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.